                                                                     EXHIBIT 2.1

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                            STOCK PURCHASE AGREEMENT



                                 BY AND BETWEEN



                        D & K HEALTHCARE RESOURCES, INC.



                                       AND



                              HARVEY C. JEWETT, IV,



                               SOLE SHAREHOLDER OF



                                 JEWETT DRUG CO.




                                  JUNE 1, 1999




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                                TABLE OF CONTENTS

                                                                                                        Page Number
                                                                                                        -----------

1.       Definitions..............................................................................................1

2.       Purchase and Sale of Company Shares......................................................................5
         (a)      Basic Transaction...............................................................................5
         (b)      Purchase Price..................................................................................5
         (c)      The Closing.....................................................................................5
         (d)      Deliveries at the Closing.......................................................................6
         (e)      Purchase Price Adjustment.......................................................................6


3.       Representations and Warranties Concerning the Transaction................................................6
         (a)      Representations and Warranties of the Seller....................................................6
         (b)      Representations and Warranties of the Buyer.....................................................8


4.       Representations and Warranties Concerning the Company....................................................9
         (a)      Organization, Qualification, and Corporate Power................................................9
         (b)      Capitalization..................................................................................9
         (c)      Noncontravention...............................................................................10
         (d)      Brokers' Fees..................................................................................10
         (e)      Title to Assets................................................................................10
         (f)      Subsidiaries...................................................................................10
         (g)      Financial Statements...........................................................................10
         (h)      Events Subsequent to Most Recent Fiscal Year End...............................................10
         (i)      Undisclosed Liabilities........................................................................12
         (j)      Legal Compliance...............................................................................13
         (k)      Tax Matters....................................................................................13
         (l)      Real Property..................................................................................14
         (m)      Intellectual Property..........................................................................14
         (n)      Tangible Assets................................................................................16
         (o)      Inventory......................................................................................17
         (p)      Contracts......................................................................................17
         (q)      Notes and Accounts Receivable..................................................................18
         (r)      Powers of Attorney.............................................................................18
         (s)      Insurance......................................................................................18
         (t)      Litigation.....................................................................................19
         (u)      Employees......................................................................................19
         (v)      Employee Benefits..............................................................................20
         (w)      Guaranties.....................................................................................22
         (x)      Environment, Health, and Safety................................................................22
         (y)      Certain Business Relationships with the Company................................................23
         (z)      Year 2000 Warranty.............................................................................23
         (aa)     Disclosure.....................................................................................23



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


5.       Pre-Closing Covenants...................................................................................23
         (a)      General........................................................................................23
         (b)      Notices and Consents...........................................................................23
         (c)      Operation of Business..........................................................................24
         (d)      Preservation of Business.......................................................................24
         (e)      Full Access....................................................................................24
         (f)      Notice of Developments.........................................................................24
         (g)      Exclusivity....................................................................................24
         (h)      Minimum Net Worth..............................................................................25
         (i)      Audit Fees.....................................................................................25


6.       Post-Closing Covenants..................................................................................25
         (a)      General........................................................................................25
         (b)      Litigation Support.............................................................................25
         (c)      Transition.....................................................................................25
         (d)      Confidentiality................................................................................26
         (e)      Covenant Not to Compete........................................................................26
         (f)      Registration Rights............................................................................26
         (g)      Employees......................................................................................30
         (h)      Operation of Company...........................................................................30


7.       Conditions to Obligation to Close.......................................................................30
         (a)      Conditions to Obligation of the Buyer..........................................................30
         (b)      Conditions to Obligation of the Seller.........................................................32


8.       Remedies for Breaches of This Agreement.................................................................33
         (a)      Survival of Representations and Warranties.....................................................33
         (b)      Indemnification Provisions for Benefit of the Buyer............................................33
         (c)      Indemnification Provisions for Benefit of the Seller...........................................34
         (d)      Matters Involving Third Parties................................................................34
         (e)      Determination of Adverse Consequences..........................................................35
         (f)      Other Indemnification Provisions...............................................................35
         (g)      Limits on Indemnification......................................................................35


9.       Tax Matters.............................................................................................35
         (a)      Section 338(h)(10) Election....................................................................36
         (b)      Allocation of Purchase Price...................................................................36
         (c)      S Corporation Status...........................................................................36
         (d)      Tax Periods Ending on or Before the Closing Date...............................................36
         (e)      Cooperation on Tax Matters.....................................................................36
         (f)      Certain Taxes..................................................................................37


10.      Termination.............................................................................................37
         (a)      Termination of Agreement.......................................................................37
         (b)      Effect of Termination..........................................................................38


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


11.      Miscellaneous...........................................................................................38
         (a)      Press Releases and Public Announcements........................................................38
         (b)      No Third Party Beneficiaries...................................................................38
         (c)      Entire Agreement...............................................................................38
         (d)      Succession and Assignment......................................................................38
         (e)      Counterparts...................................................................................38
         (f)      Headings.......................................................................................38
         (g)      Notices........................................................................................38
         (h)      Governing Law..................................................................................39
         (i)      Amendments and Waivers.........................................................................39
         (j)      Severability...................................................................................39
         (k)      Expenses.......................................................................................39
         (l)      Construction...................................................................................40
         (m)      Incorporation of Exhibits and Schedules........................................................40
         (n)      Specific Performance...........................................................................40
         (o)      Facsimile and Telecopier Signatures............................................................40


Exhibit A--Historical Financial Statements
Exhibit B--Forms of Side Agreements
       B-1 --Consulting Agreement with Harvey C. Jewett, IV
       B-2 --Employment Agreement with James D. Erickson
       B-3 --Form of Employment Agreement - Standard
       B-4 --Form of Employment Agreement - Non-Compete
Exhibit C--Form of Opinion of Counsel to the Seller
Exhibit D--Form of Opinion of Counsel to the Buyer
Disclosure Schedules--Exceptions to Representations and Warranties Concerning the Company and Its Subsidiaries


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                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 1st day of June, 1999, by and among D & K HEALTHCARE RESOURCES, INC., a Delaware corporation (the "Buyer"), and HARVEY C. JEWETT, IV (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties."

                                    RECITALS

     A. The Seller owns all of the outstanding capital stock of Jewett Drug Co., a South Dakota corporation (the "Company").

     B. This Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the outstanding capital stock of the Company in return for cash and the Buyer Stock.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1. Definitions.

     "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code ss.1504 or any similar group defined under a similar provision of state, local or foreign law.

     "Applicable Rate" means the Prime Rate of interest announced from time to time by Fleet Bank plus 1/4%.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "Buyer" has the meaning set forth in the preface above.

     "Buyer Stock" means the common stock of D & K Healthcare Resources, Inc., par value $0.01 per share.

     "Closing" has the meaning set forth in ss.2(c) below.

     "Closing Date" has the meaning set forth in ss.2(c) below.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" has the meaning set forth in the preface above.

     "Company Share" means any share of the Common Stock, par value $100.00 per share, of the Company.

     "Confidential Information" means any information concerning the businesses and affairs of the Company that is not already generally available to the public.

     "Controlled Group of Corporations" has the meaning set forth in Code ss.1563.

     "Deferred Intercompany Transaction" has the meaning set forth in Treas. Reg. ss.1.1502-13.

     "Disclosure Schedule" has the meaning set forth in ss.4 below.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) Employee Pension Benefit Plan which is qualified under Code Section 401(a), (c) Employee Welfare Benefit Plan or (d) other material employee benefit obligation, other than regular salary, including stock option plans, severance pay policies, bonus arrangements, and other fringe benefits.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA ss.3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss.3(1).

     "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.


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     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Excess Loss Account" has the meaning set forth in Treas. Reg.
ss.1.1502-19.

     "Extremely Hazardous Substance" has the meaning set forth in ss.302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "Fiduciary" has the meaning set forth in ERISA ss.3(21).

     "Financial Statement" has the meaning set forth in ss.4(g) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indemnified Party" has the meaning set forth in ss.8(d) below.

     "Indemnifying Party" has the meaning set forth in ss.8(d) below.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Knowledge" means actual knowledge after reasonable investigation.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Material Adverse Effect" means any Adverse Consequences or other events, individually or taken together, that would have a material adverse effect on the business, operations, results of


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operations, prospects, property or financial condition of the Company ("Company
Material Adverse Effect") or the Buyer ("Buyer Material Adverse Effect"), as the case may be.

     "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in ss.4(g) below.

     "Most Recent Fiscal Month End" has the meaning set forth in ss.4(g) below.

     "Most Recent Fiscal Year End" has the meaning set forth in ss.4(g) below.

     "Multiemployer Plan" has the meaning set forth in ERISA ss.3(37).

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface above.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permitted Transfer" has the meaning set forth in ss.3(a)(iv) below.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Process Agent" has the meaning set forth in ss.10(p) below.

     "Prohibited Transaction" has the meaning set forth in ERISA ss.406 and Code ss.4975.

     "Purchase Price" has the meaning set forth in ss.2(b) below.

     "Reportable Event" has the meaning set forth in ERISA ss.4043.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.


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     "Seller" has the meaning set forth in the preface above.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; provided, however, that except as otherwise specifically provided in this Agreement, "Tax" shall not include any stamp, transfer, sales taxes or other tax-related obligations of Buyer arising out of the consummation of the transactions contemplated by this Agreement.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Third Party Claim" has the meaning set forth in ss.8(d) below.

     2.  Purchase and Sale of Company Shares.

     (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, all of his Company Shares for the consideration specified below in this ss.2.

     (b) Purchase Price. The Buyer agrees to pay to the Seller at the Closing Thirty-Four Million Dollars ($34,000,000.00) (the "Purchase Price") by delivery of (i) Buyer Stock in the amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000.00) based upon the average closing stock price of the Buyer Stock on the NASDAQ National Market for the twenty (20) market closings immediately preceding the Closing Date (the "Closing Price"); provided, however, that the price shall not be less than $22.50 per share nor more than $27.50 per share (the "Price Range") and, accordingly, shall be valued at $22.50 per share if the Closing Price is below the Price Range and $27.50 per share if the Closing Price is above the Price Range; and (ii) cash in the amount of Twenty-One Million Five Hundred Thousand Dollars ($21,500,000.00) payable by wire transfer or delivery of other immediately available funds.

     (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Armstrong Teasdale LLP in St. Louis, Missouri, commencing at 10:00 a.m. Central Time on June 1, 1999, or such other date as the Buyer and the Seller may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no earlier than April 30, 1999. The Closing shall be effective as of 12:01 a.m. on the Closing Date.


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     (d) Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in ss.7(a) below, (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in ss.7(b) below, (iii) the Seller will deliver to the Buyer stock certificates representing all of his Company Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to the Seller the consideration specified in ss.2(b) above.

     (e) Purchase Price Adjustment. In the event Seller exercises his registration rights pursuant to ss.6(f) below in a public offering in which fifty percent (50%) of the aggregate number of shares of Buyer Stock received by Seller hereunder become registered shares (the "Registered Shares"), and the offering price for such Registered Shares to the public (the "Offering Price") is less than the Closing Price, then Buyer shall provide Seller at the time of closing of such public offering the number of shares of registered Buyer Stock equal in value to: (i) the difference between the Closing Price and the Offering Price, multiplied times the number of Registered Shares; (ii) less the amount of all underwriting discounts and commissions paid by the Buyer, if any, in connection with the offering of the Registered Shares. The terms of this ss.2(e) shall apply only to first fifty percent (50%) of the shares of Buyer Stock which are registered on Seller's behalf in a public offering by Buyer and shall not apply to any subsequent registrations of shares of Buyer Stock or any shares of Buyer Stock sold pursuant to Rule 144 transactions under the Securities Act of 1933.

     3.  Representations and Warranties Concerning the Transaction.

     (a) Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer that the statements contained in this ss.3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3(a)).

         (i) Authorization of Transaction. The Seller has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. Except for notices or filings under the Hart-Scott-Rodino Act and any applicable securities laws, the Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         (ii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he is bound or to which any of his assets is subject.


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         (iii)   Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer or the Company could become liable or obligated.

         (iv) Investment. The Seller (A) understands that the Buyer Stock has not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Buyer Stock solely for his own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the the Buyer Stock, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Stock, and (F) is an Accredited Investor. Seller understands, acknowledges and agrees that at the time of his receipt thereof and except as provided in ss.6(f) below: (i) none of the Buyer Stock will be registered under the Act and that all of the Buyer Stock acquired by Seller hereunder will constitute "restricted securities" as defined in Rule 144 (or its successor) under the Act; (ii) the Buyer Stock must be held indefinitely unless it is registered under the Act or an exemption from registration is available; (iii) except as provided in this Agreement, Buyer is not under any obligation or has not made any commitment to provide any such registration or to take such steps as are necessary to permit sale without registration pursuant to Rule 144 under the Act or otherwise; (iv) at such time as the Buyer Stock may be disposed of in routine sales without registration in reliance on Rule 144 under the Act, such disposition can be made only in limited amounts in accordance with all of the terms and conditions of Rule 144; (v) if the Rule 144 exemption is not available, compliance with some other exemption from registration will be required; (vi) all certificates evidencing the Buyer Stock will bear an appropriate legend concerning restrictions on transfer; (vii) the transfer agent and registrar of Buyer will be advised by appropriate "stop-transfer" instructions of the foregoing restrictions and instructed to advise Buyer of any proposed transfer of certificate(s) evidencing the Buyer Stock; and
     (viii) in addition to the foregoing restrictions, and except as otherwise provided herein, no shares of the Buyer Stock may be sold or transferred during the twelve months following the Closing; except, subject to the foregoing restrictions, up to thirty percent (30%) of such shares may be transferred by bona fide gift to members of Seller's immediate family or to trusts created for their benefit and one hundred percent of such shares may be transferred to Seller's estate, heirs and beneficiaries in the event of Seller's death.

         (v) Company Shares. The Seller holds of record and owns beneficially all of the Company Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes (other than those taxes payable by Buyer, if any, in connection with the transfer of such Company Shares), Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). The Seller is not a party to any voting


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



     trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

     (b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this ss.3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3(b)).

         (i) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         (ii) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. Except for notice and filings under the Hart-Scott-Rodino Act, the Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) except for financing agreements with Fleet Capital Corporation, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

         (iv) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

         (v) Investment. The Buyer is not acquiring the Company Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

         (vi) Securities Filings. The Buyer has filed all documents required to be filed by it pursuant to the Securities Act and the Securities Exchange Act, has furnished copies of such documents to the Seller and such documents and all other information provided by Buyer to Seller in writing in connection with the transactions contemplated by this Agreement are complete and correct in all material respects, contain no untrue statements of


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     material facts and do not omit to state any material fact required to be stated therein in order to make the statement therein not misleading.

     4. Representations and Warranties Concerning the Company. The Seller represents and warrants to the Buyer that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4), except as set forth in the disclosure schedule delivered by the Seller to the Buyer on the date hereof and initialed by the Parties (the "Disclosure Schedule"). For purposes of any financial statement calculations relating to the representations and warranties in this ss.4, such calculations shall be made on the basis of financial statements prepared as set forth in the last sentence of ss.4(g). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.4.

     (a) Organization, Qualification, and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to so qualify would not have a Company Material Adverse Effect. The Company has full corporate power and authority and all material licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of the Company. The Seller has delivered to the Buyer correct and complete copies of the charter and bylaws of the Company (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Company are correct and complete. The Company is not in default under or in violation of any provision of its charter or bylaws.

     (b) Capitalization. The entire authorized capital stock of the Company consists of Two Thousand Five Hundred (2,500) Company Shares, of which One Thousand Six Hundred Ninety-Four and Two/Thirds (1,694 2/3) Company Shares are issued and outstanding and Zero (0) Company Shares are held in treasury. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. Except as set forth in ss.4(b) of the Disclosure Schedule, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (d) Brokers' Fees. The Company does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (e) Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, the material properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

     (f) Subsidiaries. The Company has no Subsidiaries.

     (g) Financial Statements. Attached hereto as Exhibit A are the following financial statements (collectively the "Financial Statements"): (i) balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Company Year End Financial Statements") as of and for the fiscal year ended December 31, 1998 for the Company (the "Most Recent Fiscal Year End"); and
(ii) the Company's unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the three (3) months ended March 31, 1999 (the "Most Recent Fiscal Month End") for the Company. The Financial Statements (including the notes thereto) have been prepared on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, subject, in the case of the Most Recent Financial Statements to typical year-end adjustments, none of which will have a Company Material Adverse Effect, and are consistent with the books and records of the Company (which books and records are correct and complete).

     (h) Events Subsequent to Most Recent Fiscal Year End. Except as set forth in ss.4(h) of the Disclosure Schedule, since the Most Recent Fiscal Year End, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. Without limiting the generality of the foregoing, since that date, except as set forth in ss.4(h) of the Disclosure Schedule:

         (i) the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

         (ii) the Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $50,000 or outside the Ordinary Course of Business;

         (iii) no party (including the Company) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 to which the Company is a party or by which it is bound;

         (iv) the Company has not imposed any Security Interest upon any of its assets, tangible or intangible;

         (v) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or outside the Ordinary Course of Business;

         (vi) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $50,000 or outside the Ordinary Course of Business;

         (vii) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $50,000 singly or $200,000 in the aggregate;

         (viii) the Company has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

         (ix) the Company has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $50,000 or outside the Ordinary Course of Business;

         (x) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

         (xi) there has been no change made or authorized in the charter or bylaws of the Company;

         (xii) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

         (xiii) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

         (xiv) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

         (xv) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, employees or affiliates outside the Ordinary Course of Business;

         (xvi) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

         (xvii) the Company has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

         (xviii) the Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

         (xix) the Company has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

         (xx) the Company has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

         (xxi) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company that would have a Company Material Adverse Effect; and

         (xxii)  the Company has not committed to any of the foregoing.

     (i) Undisclosed Liabilities. The Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability that would have a Company Material Adverse Effect), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     (j) Legal Compliance. The Company and its predecessors and Affiliates have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply which would have a Company Material Adverse Effect.

     (k) Tax Matters.

         (i) The Company has filed all Tax Returns that it was required to file. To the Knowledge of the Seller and the directors and officers of the Company, all such Tax Returns were correct and complete in all respects and all Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

         (ii) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

         (iii) Neither the Seller nor any director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which any of the Seller and the directors and officers (and employees responsible for Tax matters) of the Company has Knowledge based upon personal contact with any agent of such authority. Section 4(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of the Company for taxable periods ended on or after December 31, 1996, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since December 31, 1996.

         (iv) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (v) The Company has not filed a consent under Code ss.341(f) concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments, nor is it a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code ss.280G. The Company has been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)
     (ii). The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss.6662. The Company is not a party to any Tax allocation or sharing agreement. The Company (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) and (B) has no Liability for the Taxes of any Person (other than the Company) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         (vi) Section 4(k) of the Disclosure Schedule sets forth the following information with respect to the Company as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Company in its assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company; and (C) the amount of any deferred gain or loss allocable to the Company arising out of any Deferred Intercompany Transaction.

         (vii) The unpaid Taxes of the Company (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

         (viii) The Company (and any predecessor of Company) has been a validly electing S corporation within the meaning of Code ss.ss.1361 and 1362 at all times during its existence and the Company will be an S corporation up to and including the time of Closing.

         (ix) The Company will not be liable for any Tax under Code ss.1374 in connection with the deemed sale of Company's assets (including the assets of any qualified subchapter S subsidiary) caused by the Section 338(h)(10) Election.

     (l) Real Property. The Company does not own any real property.

     (m) Intellectual Property.

         (i) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of the Company as presently conducted and as presently proposed to be conducted. Except as set forth in ss.4(m) of the Disclosure Schedule, each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder. To the Knowledge of the Seller and the directors and officers of the Company, the Company has taken all actions reasonably necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

         (ii) To the Knowledge of the Seller and the directors and officers of the Company, the Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

         (iii) Section 4(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Company has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.
     Section 4(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Company in connection with its business. With respect to each item of Intellectual Property required to be identified in ss.4(m)(iii) of the Disclosure Schedule:

               (A) the Company possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

               (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (D) the Company has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

         (iv) Section 4(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission. The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). To the Knowledge of the Seller and the directors and officers of the Company, with respect to each item of Intellectual Property required to be identified in ss.4(m)(iv) of the Disclosure Schedule:

               (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

               (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

               (C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

               (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

               (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

               (H) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

         (v) To the Knowledge of any of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted and as presently proposed to be conducted.

     (n) Tangible Assets. The Company owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted). To the Knowledge of the Seller and the directors and officers of the Company, each such tangible asset has been maintained in accordance with normal industry practice and is in good operating condition and repair (subject to normal wear and tear).

     (o) Inventory. All of the inventory of the Company is merchantable and fit for the purpose for which it was procured, and none of such inventory is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

     (p) Contracts. Section 4(p) of the Disclosure Schedule lists the following contracts and other agreements to which the Company is a party:

         (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

         (ii) any agreement (or group of related agreements) for the purchase or sale of supplies, products, inventory or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to the Company in excess of 50,000, or involve consideration in excess of $200,000;

         (iii)   any agreement concerning a partnership or joint venture;

         (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation involving annual payments in excess of $50,000;

         (v)     any agreement concerning confidentiality or noncompetition;

         (vi)    any collective bargaining agreement;

         (vii) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

         (viii) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

         (ix) any agreement under which the consequences of a default or termination could have a Company Material Adverse Effect; or

         (x) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $200,000.

The Company has delivered to the Buyer a correct and complete copy of each written agreement listed in ss.4(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in ss.4(p) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; and to the Knowledge of the Seller and the directors and officers of the Company, (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

     (q) Notes and Accounts Receivable. All notes owned by the Company and accounts receivable of the Company are reflected properly on its books and records, are valid debts and receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

     (r) Powers of Attorney. Except as disclosed in ss.4(r) of the Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of the Company.

     (s) Insurance. Section 4(s) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three (3) years:

         (i)     the name, address, and telephone number of the agent;

         (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

         (iii)   the policy number and the period of coverage;

         (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

         (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; and to the Knowledge of the Seller and the directors and officers of the Company, (C) neither the Company nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Company has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the business in which it has engaged during the aforementioned period. Section 4(s) of the Disclosure Schedule describes any self-insurance arrangements affecting the Company.

     (t) Litigation. Section 4(t) of the Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in ss.4(t) of the Disclosure Schedule could result in a Company Adverse Material Effect. None of the Seller and the directors and officers (and employees with responsibility for litigation matters) of the Company has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company.

     (u) Employees. Set forth on ss.4(u) of the Disclosure Schedule is, as of the Closing Date, a list of all employees of the Company and each such employee's date of hire and annual compensation. Except as set forth in ss.4(u) of the Disclosure Schedule, to the Knowledge of Seller and the directors and officers (and employees with responsibility for employment matters) of the
Company:

         (i) No executive, key employee or group of employees of the Company has any plans to terminate employment with the Company.

         (ii) There is not pending or threatened any strike, walkout or other work stoppage or any union organizing effort relating to employees of the Company.

         (iii) With respect to employees of the Company, the Company is in compliance with all Federal and state laws with respect to employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice, and there is no unfair labor practice complaint against the Company with respect to its employees pending before the National Labor Relations Board.

         (iv) With respect to employees of the Company, no organized labor representation questions exist and no grievance or any arbitration proceeding is pending and no claim therefor exists.

         (v) The Company has not experienced any labor stoppage, concerted labor activity, or other material labor difficulty with respect to their employees during the last three years.

         (vi) No current or former employee of the Company has a formal or informal claim against the Company, which is currently pending, on account of or for:

             (A) Overtime pay, other than overtime pay for the current payroll period.

             (B) Wages or salary for any period other than the current payroll period.

             (C) Vacation, time off or pay in lieu of vacation or time off, other than that earned with respect to the current fiscal year.

             (D) Any violation of any Federal, state or local antidiscrimination statute, breach of terms of employment or wrongful discharge whether arising under any contract or statute or any tort.

         (vii) The Company has no outstanding commitment or agreement to effect any general wage or salary increase for their employees, except in the Ordinary Course of Business, has not increased the salary or wages of any of their employees since the Most Recent Financial Statements and has no plan or commitment to amend any Employee Benefit Plan.

         (viii) Except for persons hired on a short term, temporary basis, none of the persons employed by the Company is provided to the Company under a contract with a third party.

         (ix) With respect to its employees, the Company is not in violation in any material respect of the Americans with Disabilities Act of 1990 or any law, regulation or order relating to employment discrimination or occupational safety, nor has the Company received any unresolved complaint from any Federal or state agency alleging violations of any such laws or regulations, nor is the Company subject to any orders or consent decrees remedying any such prior violation.

     (v) Employee Benefits.

         (i) Section 4(v) of the Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which the Company contributes.

             (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

             (B) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) have been timely filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title 1 of ERISA and of Code ss.4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

             (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

             (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code ss.401(a).

             (E) The Company has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the three most recent Form 5500 Annual Reports, the three most recent audited financial reports (with attorneys' responses to auditors' requests) and all related trust agreements, insurance contracts, other funding agreements which implement each such Employee Benefit Plan and all personnel, payroll and employment manuals and policies.

         (ii) With respect to each Employee Benefit Plan that the Company and any Controlled Group of Corporations which includes the Company maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

             (A) No such Employee Benefit Plan which is in Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated.

             (B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. None of the Seller and the directors and officers (and employees with responsibility for employee benefits matters) of the Company has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

         (iii) Except as set forth in ss.4(v) of this Disclosure Schedule, none of the Company and any other members of any Controlled Group of Corporations that includes the Company contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (excluding withdrawal liability under Title IV of ERISA) under any Multiemployer Plan and no withdrawal or other event has occurred prior to the Closing Date which has caused or, with the passage of time will cause, the Company to incur a withdrawal liability under any Multiemployer Plan.

         (iv) The Company does not maintain and never has maintained or contributed, never has contributed, and never has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code ss.4980B).

         (v) Neither the Company nor other members of any Controlled Group of Corporations that includes the Company has ever sponsored or made contributions to an Employee Pension Benefit Plan which is subject to Title IV of ERISA (other than a Multiemployer Plan) and neither the Company nor other members of any Controlled Group of Corporations of which the Company is a member has any liability with respect to an Employee Benefit Pension Plan under Title IV of ERISA (other than multiemployer plan withdrawal liability).

         (vi) To the Knowledge of the Seller and the directors, officers and employees of the Company responsible for employee benefit matters, no event has occurred which could result in a material increase in the premium costs of the Employee Welfare Benefit Plans of the Company.

     (w) Guaranties. The Company is not a guarantor of and is not otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

     (x) Environment, Health, and Safety.

         (i) The Company and its respective predecessors and Affiliates have complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, each of the Company and its predecessors and Affiliates has obtained and been in compliance with all of the terms and conditions of all material permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

         (ii) The Company has no Liability (and none of the Company and its predecessors and Affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

         (iii) All properties and equipment used in the business of the Company and its Affiliates are free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2- trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

     (y) Certain Business Relationships with the Company. Except as set forth in ss.4(y) of the Disclosure Schedule, the Seller has not been involved in any business arrangement or relationship with the Company within the past 12 months, and the Seller does not own any asset, tangible or intangible, which is used in the business of Company.

     (z) Year 2000 Warranty. Section ss.4(z) of the Disclosure Schedule sets forth the Company's plans to insure that the software and information technology, and all updates thereto, of the Company will operate accurately before, during and after the year 2000 with respect to date and time related operations and the Company's current assessment of the status of the year 2000 compliance efforts of their suppliers, vendors and customers. To the Knowledge of the Seller and the directors and officers of the Company (i) each of the Company's customers is year 2000 complaint and no failure of a customer to be year 2000 compliant will have a Company Material Adverse Effect, and (ii) the Company is and will continue to be year 2000 compliant at January 1, 2000 and beyond.

     (aa) Disclosure. The representations and warranties contained in this ss.4 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this ss.4 not misleading.

     5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing and, with respect to ss.5(h) hereof, the period after the Closing:

     (a) General. Each of the Parties will use his or its best efforts to take all action and to do all things reasonably necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.7 below).

     (b) Notices and Consents. The Seller will cause the Company to give any notices to third parties, and will cause the Company to use its best efforts to obtain any third party consents, that the Buyer may request in connection with the matters referred to in ss.4(c) above. Each of the Parties will (and the Seller will cause the Company to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies that any other party may request in connection with the matters referred to in ss.3(a)(ii), ss.3(b)(ii), and ss.4(c) above. Without limiting the generality of the foregoing, each of the Parties will file (and the Seller will cause the Company to file) any Notification and Report Forms and related material that he or it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use his or its best efforts to obtain (and the Seller will cause the Company to use its best efforts to obtain) an early termination of the applicable waiting period, and will make (and the Seller will cause the Company to make) any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith. The Seller agrees personally to pay one-half (1/2) of all Hart-Scott-Rodino Act filing fees incurred by Buyer in connection with the transactions contemplated herein.

     (c) Operation of Business. The Seller will not cause or permit the Company to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will not cause or permit the Company to (i) except as permitted in ss.5(i) below, declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in ss.4(h) above.

     (d) Preservation of Business. The Seller will cause the Company to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

     (e) Full Access. The Seller will permit, and the Seller will cause the Company to permit, representatives of the Buyer to have full access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Company.

     (f) Notice of Developments. The Seller will give prompt written notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in ss.4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in ss.3 above. No disclosure by any Party pursuant to this ss.5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (g) Exclusivity. The Seller will not (and the Seller will not cause or permit the Company to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, the Company (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will not vote his Company Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Seller will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     (h) Minimum Net Worth. At Closing, the Net Worth of the Company, determined in a manner consistent with the Company Year End Financial Statements, shall equal or exceed Five Million Eight Hundred Twenty-Eight Thousand Six Hundred Sixty-Six Dollars ($5,828,666.00). "Net Worth," for purposes of this ss.5(h), means the total assets of the Company minus the total liabilities of the Company, each as determined in a manner consistent with the Company Year End Financial Statements. The Net Worth at Closing will be reflected in financial statements of the Company as of the Closing Date prepared by the Company prior to June 7, 1999 (the "Closing Financial Statements"). The Closing Financial Statements will reflect distributions payable of Four Million Six Hundred Thousand Dollars ($4,600,000.00) and bonuses payable in the aggregate amount of Two Million Six Hundred Thousand Dollars ($2,600,000.00). The distributions and bonuses payable reflected on the Closing Financial Statements will be paid on or before June 7, 1999.

     (i) Audit Fees. In the event the Closing does not occur through no fault or termination of Seller, the Buyer agrees to pay one-half of all audit fees incurred by the Company in connection with its 1998 fiscal year audit and any other audits of the Company done at the request of the Buyer.




     6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

     (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under ss.8 below). The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company.

     (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under ss.8 below).

     (c) Transition. The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. The Seller will refer all customer inquiries relating to the businesses of the Company to the Buyer from and after the Closing.

     (d) Confidentiality. The Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement and the Consulting Agreement attached hereto as Exhibit B-1, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this ss.6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller may disclose the Confidential Information to the tribunal; provided, however, that the Seller shall use his best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

     (e) Covenant Not to Compete. During and for a period of two (2) years after the termination of the Seller's Consulting Agreement with the Company, Seller shall not, anywhere within the United States, directly or indirectly, own, manage, operate, control, advise, be employed by, or materially participate in, or be materially involved in any manner with the ownership, management, operation or control of any business that competes with the business then conducted by Buyer or any of its affiliated companies or subsidiaries. If the final judgment of a court of competent jurisdiction declares that any term or provision of this ss.6(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         (f) Registration Rights.

             (i) Registration Statement. Subject to the limitations set forth in subparagraph (f)(ii) below, in the event that (A) Buyer files or causes to be filed a registration statement ("Registration Statement") under the Securities Act in connection with the proposed underwritten offer and sale for cash by it of shares of Buyer Stock (the "Registration"), other than a registration on Form S-4 or Form S-8 promulgated under the Securities Act or any successor or similar form and (B) the sale of the Buyer Stock issued to the Seller remains restricted pursuant to Rule 144 of the Securities Act or by the terms of this Agreement, Buyer will give written notice of its intention to effect the Registration to Seller. Upon written request from the Seller or any Permitted Transferee to Buyer within fifteen (15) days after the mailing of any such notice from Buyer regarding the Registration, Buyer shall use its best efforts to cause the shares of Buyer Stock as to which such registration has been requested to be included in the Registration. For purposes of this Agreement, and subject to Buyer's rights under subparagraph (f)(ii) below, Buyer shall be deemed to have used its best efforts to satisfy its obligations under this subparagraph (f) if it:
         (A) prepares and files with the Securities and Exchange Commission a Registration Statement with respect to the Buyer Stock for which registration has been properly requested and to use its best efforts to cause such Registration Statement to become and remain effective for such period as may be necessary to permit the Seller to dispose of the shares of Buyer Stock covered thereby; provided however, that Buyer not need file any such Registration Statement (or cause same to become or remain effective) after the date that such shares of Buyer Stock are freely tradable without restriction under the Act by the Seller pursuant to Rule 144(k) promulgated thereunder and under the terms of this Agreement (the "Registration Expiration Date"); (B) prepares and files with the Securities and Exchange Commission such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by the Registration Statement; (C) furnishes to the Seller and any Permitted Transferee such numbers of copies of a prospectus in conformity with the requirements of the Act, and such other documents as the Seller may reasonably request in order to facilitate the disposition of the Buyer Stock owned by the Seller; and
         (D) uses it best efforts to register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky law of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the Registration Statement, provided that Buyer shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions. Nothing contained herein shall be construed to confer any rights upon the Seller or any Permitted Transferee to make an underwritten offering of his Buyer Stock or to include his Buyer Stock in any registration statement that includes securities to be issued by Buyer for its own account that does not include shares of Buyer Stock. Notwithstanding the foregoing, Seller shall have demand registration rights commencing eighteen (18) months after the Closing for any shares of Buyer Stock issued to the Seller which remain restricted pursuant to Rule 144 of the Securities Act or by the terms of this Agreement; provided, however, that such demand registration rights shall be subject to all of the terms and conditions to registration provided in this ss.6(f).

             (ii) Limitations on Registration Rights. Notwithstanding, the provisions of subparagraph (f)(i) above: (A) the maximum number of shares of Buyer Stock that may be included in any Registration Statement within the twelve (12) month period following the Closing Date shall not exceed fifty percent (50%) of the aggregate number of shares of Buyer Stock received by Seller hereunder; (B) Buyer shall not be obligated to include the Seller in more than two Registrations pursuant to this Agreement; (C) Buyer shall have the right to require Seller to include an aggregate of up to fifty percent (50%) of the Buyer Stock in any Registration Statements filed by the Buyer following the Closing Date; and (D) Buyer may postpone for up to six months the filing or effectiveness of any Registration Statement if (1) Buyer determines, in its reasonable discretion, that such registration would have an adverse effect upon any pending or proposed transaction which is or may become material to Buyer and its subsidiaries and affiliates, taken as a whole, (2) in order to complete any registration, distribution or lock-up period in connection with any underwritten offering of any of Buyer's securities, or (3) if consistent with Buyer's business purposes, to delay the disclosure to the public of any material event.

             (iii) Lock-Up Agreements. The Seller and any Permitted Transferee agree that, if Buyer or the managing underwriter(s) of any underwritten offering of Buyer's securities so requests, the Seller and any Permitted Transferee will not, without the prior written consent of Buyer or such underwriter(s), which consent may not be unreasonably withheld, effect any sale, transfer or other disposition of any of the shares of Buyer Stock, including sales pursuant to a Registration Statement or under Rule 144, during the 10-day period prior to, and during the 180-day period commencing on, the effective date of such underwritten registration (or during such shorter period or periods as such underwriter(s) may in writing permit).

             (iv) Obligation to Furnish Information. It shall be a condition precedent to the obligations of Buyer to take any action pursuant to subparagraph (f)(i) hereof that the Seller or any Permitted Transferee shall furnish to Buyer such information regarding the Seller or any Permitted Transferee, the Buyer Stock held by him, and the intended method of disposition of such securities as Buyer shall reasonably request and as shall be required in connection with the actions to be taken by Buyer.

             (v) Expenses of Registration. All expenses incurred in connection with the Registrations pursuant to subparagraph (f)(i) (excluding underwriters' discounts and commission and brokerage or dealer commissions), including without limitation all registration and qualification fees, costs of complying with applicable blue sky and other securities laws, printers' and accounting fees, and fees and disbursements of counsel for Buyer shall be borne by Buyer; provided, however, that Buyer shall not be required to pay for any such expenses if the Seller subsequently withdraws his Buyer Stock from said Registration other than at the request of Buyer or Buyer's underwriter.

             (vi) Delay of Registration. Neither the Seller nor any Permitted Transferee shall have any right to take any action to restrain, enjoin or otherwise delay the Registration

Statement as the result of any controversy that might arise with respect to the interpretation or implementation of this subparagraph (f).

             (vii) Indemnification. If any shares of Buyer Stock owned by the Seller are included in a registration statement under this subparagraph (f):

                   (A) Indemnification of Seller. To the extent permitted by law, Buyer will indemnify and hold harmless the Seller and any Permitted Transferee requesting or joining in the Registration Statement against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such Registration Statement, including any prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or arise out of any violation by Buyer of any rule or regulation promulgated under the Act applicable to Buyer and relating to action or inaction required by Buyer in connection with any such registration; and will reimburse the Seller for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subparagraph (f)(vii)(A) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Buyer (which consent shall not be unreasonably withheld) nor shall Buyer be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, any prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Seller.

                   (B) Indemnification of Buyer. To the extent permitted by law, the Seller and any Permitted Transferee will indemnify and hold harmless Buyer, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls Buyer within the meaning of the Act, and each agent for Buyer (within the meaning of the Act) against any losses, claims, damages or liabilities to which Buyer or any such directors, officer, controlling person or agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including any prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omissions or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, prospectus, or amendments or supplements thereof, in reliance upon and in conformity with written information furnished by the Seller for use in connection with such registration; and the Seller and any Permitted Transferee will reimburse any legal or other expenses reasonably incurred by Buyer or any such director, officer, controlling person or agent in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subparagraph (f)(vii)(B) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Seller (which consent shall not be unreasonably withheld).

             (viii) Transfer of Registration Rights. The registration rights of the Seller under this Agreement may not be transferred to any third party other than a Permitted Transferee.

             (ix) Reports Under Exchange Act. With a view to making available to the Seller the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Securities and Exchange Commission that may at any time permit the Seller to sell securities of Buyer to the public without registration, Buyer agrees to use its best efforts to (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file with the Securities and Exchange Commission in a timely manner all reports and other documents required of Buyer under the Act and the Securities Exchange Act and (C) furnish to Seller, so long as Seller owns any of the Buyer Stock, a written statement by Buyer that it has complied with the reporting requirements of Rule 144 and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of Buyer, and such other reports and documents so filed by Buyer as may be reasonably requested in availing the Seller of any rule or regulation of the Securities and Exchange Commission permitting the selling of any such securities without registration.

     (g) Employees. The Buyer agrees to cause the Company to extend offers of employment to the following employees of the Company in accordance with the terms of the form of Employment Agreement attached hereto as Exhibit B-3:
Merritt Blake; Gary Dunwoody; Kevin Kendall; Lori Kleine; Cyrece Kono; Jody Lindsey; and Charles McGuire. The Buyer agrees to extend offers of employment to the following employees of the Company in accordance with the terms of the form of Employment Agreement attached hereto as Exhibit B-4: Ken Berreth; Tom Guhin; Robb Harrington; and Jerry Michlitsch.

     (h) Operation of Company. The Buyer agrees to operate the Company as a wholly-owned subsidiary of Buyer for the lesser of: (i) the three (3) year period following the Closing Date; or (ii) the actual term of James D. Erickson's employment with the Company, and, during such period, shall operate the Company in a manner consistent with past Company practices under the Company name.

     7.  Conditions to Obligation to Close.

     (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

         (i) the representations and warranties set forth in ss.3(a) and ss.4 above shall be true and correct in all material respects at and as of the Closing Date;

         (ii) the Seller shall have performed and complied with all of his covenants hereunder in all material respects through the Closing;

         (iii) the Company shall have procured all of the third party consents specified in ss.5(b) above;

         (iv) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Company Shares and to control the Company, or (D) affect adversely the right of any of the Company and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

         (v) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in ss.7(a)(i)-(iv) is satisfied in all respects;

         (vi) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties, the Company, and its Subsidiaries shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in ss.3(a)(ii), ss.3(b)(ii), and ss.4(c) above;

         (vii) the relevant parties shall have entered into consulting and employment agreements in form and substance as set forth in Exhibits B-1 through B-2 attached hereto and the same shall be in full force and effect;

         (viii) the relevant parties shall have entered into lease amendments, in form and substance satisfactory to Buyer, in connection with the real estate currently leased or owned by the Company;

         (ix) the Buyer shall have received from counsel to the Seller an opinion in form and substance as set forth in Exhibit C attached hereto, addressed to the Buyer, and dated as of the Closing Date;

         (x) the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Company and its Subsidiaries other than those whom the Buyer shall have specified in writing at least five (5) business days prior to the Closing;

         (xi) the Buyer shall have obtained on terms and conditions satisfactory to it all of the financing it needs in order to consummate the transactions contemplated hereby and fund the working capital requirements of the Company and its Subsidiaries after the Closing;

         (xii) the Buyer shall have obtained the approval of its Board of Directors and all its lenders to enter into the transactions contemplated herein;

         (xiii) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer;

         (xiv) the Buyer shall have received from the Company, in form and substance satisfactory to Buyer; (i) a Power of Attorney in connection with the Company's Drug Enforcement Administration registration; (ii) evidence of the Company's application for registration with the Drug and Enforcement Administration in connection with this transaction; and (iii) any such drug distributor or wholesaler registration, license or other documentation required by the State of South Dakota; and

         (xv) no event shall have occurred which would, or reasonably could, have Company Material Adverse Effect.

The Buyer may waive any condition specified in this ss.7(a) if it executes a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by him in connection with the Closing is subject to satisfaction of the following conditions:

         (i) the representations and warranties set forth in ss.3(b) above shall be true and correct in all material respects at and as of the Closing Date;

         (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

         (iii) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

         (iv) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in ss.7(b)(i)-(iii) is satisfied in all respects;

         (v) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties, the Company, and its Subsidiaries shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in ss.3(a)(ii), ss.3(b)(ii), and ss.4(c) above;

         (vi) the relevant parties shall have entered into consulting and employment agreements in form and substance as set forth in Exhibits B-1 through B-2 and the same shall be in full force and effect;

         (vii) the Seller shall have received from counsel to the Buyer an opinion in form and substance as set forth in Exhibit D attached hereto, addressed to the Seller, and dated as of the Closing Date;

         (viii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller; and

         (ix) No event shall have occurred which would, or reasonably could, have a Buyer Material Adverse Effect.

The Seller may waive any condition specified in this ss.7(b) if he executes a writing so stating at or prior to the Closing.

     8.  Remedies for Breaches of This Agreement.

     (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect thereafter (subject to any applicable statutes of limitations) for a period of eighteen (18) months; provided, however, that the representations and warranties contained in ss. 3(a) and ss.ss.4(a)-(f), ss.4(k), ss.ss.4(t) and ss.4(x) shall continue in full force and effect for a period of five (5) years following the Closing.

     (b) Indemnification Provisions for Benefit of the Buyer.

         (i) In the event the Seller breaches (or in the event any third party alleges facts that, if true, would mean the Seller has breached) any of his representations, warranties, and covenants contained herein, whether or not such breach is material, and, if there is an applicable survival period pursuant to ss.8(a) above, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to ss.11(g) below within such survival period, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

         (ii) The Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Company for the unpaid Taxes of any Person (other than of the Company) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     (c) Indemnification Provisions for Benefit of the Seller. In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to ss.8(a) above, provided that the Seller makes a written claim for indemnification against the Buyer pursuant to ss.11(g) below within such survival period, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

     (d) Matters Involving Third Parties.

         (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this ss.8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

         (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder,
     (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

         (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with ss.8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party.

         (iv) In the event any of the conditions in ss.8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the reasonable costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this ss.8.

     (e) Determination of Adverse Consequences. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) and insurance proceeds to the Indemnified Party in determining Adverse Consequences for purposes of this ss.8. All indemnification payments under this ss.8 shall be deemed adjustments to the Purchase Price.

     (f) Other Indemnification Provisions. The Seller hereby agrees that he will not make any claim for indemnification against the Company by reason of the fact that he or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against the Seller, provided such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement.

     (g) Limits on Indemnification. Notwithstanding the foregoing, neither Buyer nor Seller shall be entitled to indemnification for Adverse Consequences hereunder in an aggregate amount exceeding Eleven Million Nine Hundred Thousand Dollars ($11,900,000.00); nor shall either Party be required to indemnify the other with respect to any Adverse Consequences (except for claims arising under ss.5(h) hereof) except to the extent that the amount of claims for indemnification for Adverse Consequences exceeds Two Hundred Thousand Dollars ($200,000) in the aggregate and, in such event, the indemnifying Party shall be obligated to indemnify the other Party for all Adverse Consequences in excess of One Hundred Thousand ($100,000). Notwithstanding the foregoing, Seller agrees that this ss.8(g) shall not apply to any claims for indemnification pursuant to Seller's breach of the provisions of ss.5(h) hereof.

     9. Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and Seller for certain tax matters following the Closing Date:

     (a) Section 338(h)(10) Election. At the Buyer's option, Company and the Seller will join with Buyer in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local, and foreign tax law) with respect to the purchase and sale of the stock of Company hereunder (a "Section 338(h)(10) Election"). Seller will include any income, gain, loss, deduction, or other tax item resulting from the Section 338(h)(10) Election on its Tax Returns to the extent permitted by applicable law. Seller shall also pay any Tax imposed on Company attributable to the making of the Section 338(h)(10) Election, including, but not limited to, (i) any Tax imposed under Code ss.1374,
(ii) any Tax imposed under Reg. ss.1.338(h)(10)-1(e)(5), or (iii) any state, local or foreign Tax imposed on Company's gain, and Seller shall indemnify Buyer and the Company Company against any Adverse Consequences arising out of any failure to pay any such Taxes.

     (b) Allocation of Purchase Price. Buyer and Seller agree that the Purchase Price and the liabilities of Company (plus other relevant items) will be allocated to the assets of Company for all purposes (including Tax and financial accounting) as shown on the Allocation Schedule agreed upon at Closing. Buyer, Company, Company's Subsidiaries and Seller will all file Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

     (c) S Corporation Status. Company and Seller will not revoke Company's election to be taxed as an S corporation within the meaning of Code ss.ss.1361 and 1362. Company and Seller will not take or allow any action, other than the sale of Company's stock pursuant to this Agreement, that would result in the termination of Company's status as a validly electing S corporation within the meaning of Code ss.ss.1361 and 1362.

     (d) Tax Periods Ending on or Before the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. To the extent permitted by applicable law, Seller shall include any income, gain, loss, deduction or other tax items for such periods on his Tax Returns in a manner consistent with the Schedule K-1s furnished by Company to the Seller for such periods. Seller shall reimburse Buyer for any Taxes of the Company with respect to such periods within fifteen (15) days after payment by Buyer or the Company of such Taxes to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet.

     (e) Cooperation on Tax Matters.

         (i) Buyer, the Company and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and Seller agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or Seller, as the case may be, shall allow the other party to take possession of such books and records.

         (ii) Buyer and Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

     (f) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any corporate-level gains tax triggered by the sale of the Company stock and any similar tax imposed in other states or subdivisions), shall be paid by Buyer when due, and Buyer will, at his own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Seller will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

     10. Termination.

     (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

         (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

         (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before July 1,1999, by reason of the failure of any condition precedent under ss.7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

         (iii) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any of the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before July 1, 1999, by reason of the failure of any condition precedent under ss.7(b) hereof (unless the failure results primarily from the Seller breaching any representation, warranty, or covenant contained in this Agreement).

     (b) Effect of Termination. If any Party terminates this Agreement pursuant to ss.10(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

     11. Miscellaneous.

     (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure).

     (b) No Third Party Beneficiaries. Except with respect to Permitted Transferees, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (c) Entire Agreement. This Agreement and the Consulting and Emploment Agreements attached hereto as Exhibits (including the documents referred to herein) constitute the entire agreement among the Parties and supersede any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Except as otherwise provided herein, no Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Seller:                           Copy to:

         Harvey C. Jewett, IV                        Dorsey & Whitney LLP
         1104 N. Lincoln                             220 South Sixth Street
         Aberdeen, SD 57401                          Minneapolis, MN 55402
                                                     Attn: William B. Payne

         If to the Buyer:                            Copy to:

         D & K Healthcare Resources, Inc.            Armstrong Teasdale LLP
         8000 Maryland Avenue                        One Metropolitan Square
         Suite 920                                   Suite 2600

         St. Louis, MO 63105-3752                    St. Louis, MO 63102
         Attention: Leonard R. Benjamin              Attention: Daniel J. Godar

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Missouri without giving effect to any choice or conflict of law provision or rule (whether of the State of Missouri or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Missouri.

     (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (k) Expenses. Each of the Parties, the Company, and its Subsidiaries will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller agrees that none of the Company and its Subsidiaries has borne or will bear any of the Seller's costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

     (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached


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shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (n) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

     (o) Facsimile and Telecopier Signatures. For purposes of executing this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or telecopy document is to be reexecuted in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this ss.11(o).

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

D & K HEALTHCARE RESOURCES, INC.



By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------


----------------------------
Harvey C. Jewett, IV

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